Exhibit 99.1
DATE: August 14, 2007
FROM:
Broadview Institute.
4455 West 77th Street
Edina, MN 55435
Laurence Zipkin
Chief Operating Officer
(763) 746-2266
FOR IMMEDIATE RELEASE
Broadview Institute, Inc. Announces 1st Quarter Results
MINNEAPOLIS, August 14 — Broadview Institute, Inc. (OTC Bulletin Board BVII) today reported revenues from continuing operations for the first quarter ended June 30, 2007, of $2,744,907 versus $2,288,916 reported for the same period last year. Income from continuing operations totaled $519,862 or $0.06 per basic and diluted common share, versus income from continuing operations of $310,707, or $0.04 per basic and $0.03 per diluted common share, for the same period last year.
The Company’s consolidated financial statements for the three months ended June 30, 2006 have been restated to reflect the discontinued operations of the Company’s Chicago Media Production division. The loss from discontinued operations in the previous year was $120,716 or ($0.02) per basic and ($0.01) per diluted common share.
“At the annual meeting, we appointed Board Member Larry Zipkin to be Chief Operating Officer and elected Norm Winer to the Board. We look forward to utilizing their expertise and experience as we pursue our growth plans and strive to achieve our financial goals and increase shareholder value”, said Terry Myhre, Chief Executive Officer. “Management continues to evaluate program offerings at both campuses to ensure we meet the needs of current and prospective students in our market. Our ongoing search for the proper location and potential new branch campuses continues. Overall enrollment is up slightly from the same period last year mainly due to the Layton campus opening in January 2007”

Condensed Consolidated Statements of Operations Data

	Three Months Ended
	June 30,
	2007	2006

Revenues	$2,744,907	$2,288,916
Operating Expenses
Educational Services and Facilities	1,644,884	1,315,951
Media Production Products and Services Sold	46,728	102,390
Selling, General and Administrative	541,102	541,607

Total Operating Expenses	2,232,714	1,959,948

Operating Income	512,193	328,968
Other Income (Expense)	7,669	(18,261)

Income from Continuing Operations	519,862	310,707
Loss from Discontinued Operations	—	(120,716)

Net Income	$519,862	$189,991

BASIC AND DILUTED INCOME PER COMMON SHARE	$0.06	$0.02

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	8,108,252	8,108,252

WEIGHTED AVERAGE NUMBER OF DILUTED COMMON SHARES OUTSTANDING	8,866,716	8,912,808

Condensed Consolidated Balance Sheets	June 30, 2007	March 31, 2007
Current Assets	$1,755,669	$1,174,553
Total Assets	3,838,173	3,320,813
Current Liabilities	576,786	569,590
Total Liabilities	696,788	699,290
Stockholders’ Equity	3,141,385	2,621,523

ABOUT BROADVIEW INSTITUTE
Broadview Institute is engaged in two business segments, Education and Media Production.
Education is conducted through Broadview Institute’s wholly owned subsidiary d/b/a Utah Career College located in West Jordan and Layton, Utah and is accredited to award diplomas and Bachelor and Associate degrees in multiple training courses including Paralegal, Veterinary Technology, Nursing and Business Administration.
Media Production operates a full-service media production facility in Minneapolis, which provides creative and production services.
The Company is publicly traded on the OTC Bulletin Board under the trading symbol BVII.

For additional information, please contact:	H. Michael Blair Chief Financial Officer 651-332-8053 (phone) mblair@msbcollege.edu
Cautionary Statements
This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and can be identified by the use of terminology such as “believe,” “estimate,” “expect,” “intend,” “may,” “could,” “will,” and similar words or expressions. Any statement that is not based upon historical facts should be considered a forward-looking statement. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Factors affecting the forward-looking statements in this release include those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.
For further information regarding risks and uncertainties associated with Broadview Institute’s business, please refer to the “Management’s Discussion and Analysis or Plan of Operation” sections of Broadview Institute’s SEC filings, including, but not limited to, its annual report on Form 10-KSB and quarterly reports on Form 10-QSB, copies of which may be obtained by contacting Broadview Institute at 952-835-4455.
All information in this release is as of August 14, 2007. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.